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                                                                   EXHIBIT 10.13


                            PEET'S COMPANIES, INC.

                  CHANGE OF CONTROL OPTION ACCELERATION PLAN

SECTION 1.  Introduction.

     The Peet's Companies, Inc. Change Of Control Option Acceleration Plan (the "Plan") was approved by the Board of Directors (the "Parent Board") of Peet's Companies, Inc. (the "Parent") effective November 3, 1998 (the "Effective Date"). The purpose of the Plan is to provide for the acceleration of vesting of shares covered by options granted to all employees of Peet's Coffee & Tea (the "Company") and any parent or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended (an "Affiliate'), in the event of a Change of Control (as defined herein). This Plan shall supersede any provisions in all plans and agreements of the Parent, the Company and any Affiliates, whether now or hereafter existing, relating to the vesting of shares covered by options granted to individuals who are employees of the Company or any Affiliate at the time of a Change of Control.

SECTION 2.  Eligibility For Acceleration.

     All employees of the Company or any Affiliates at the time of a Change of Control and who hold options to purchase shares of the Common Stock will be granted acceleration of the vesting of the shares covered by their options.

SECTION 3.  Amount Of Benefit.

     In the event of a Change of Control (as defined below), then the vesting of all shares covered by any options held by all individuals who are immediately prior to the time of the Change of Control current employees of the Company or any Affiliate shall accelerate in full and such options shall immediately become exercisable in full; provided, however. that if within one (1) year of the Effective Date such potential acceleration of the vesting and exercisability of the shares covered by such options would cause a contemplated Change of Control transaction that would otherwise be eligible to be accounted for as a "pooling-of-interests" transaction to become ineligible for such accounting treatment under generally accepted accounting principles as determined by the Company's independent public accountants (the "Accountants') prior to the Change of Control, such acceleration shall not occur.

     For purposes of this Plan, Change of Control is defined as: (i) a sale of sixty percent (60%) or more of the assets of the Company or of the Parent; (ii) a merger or consolidation involving the Company or the Parent in which the Company or the Parent is not the surviving corporation and the shareholders of the Parent immediately prior to the completion of such transaction hold, directly or indirectly, less than fifty percent (50%) of the beneficial ownership (within the meaning of Rule l3d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or comparable successor rules) of the securities of the surviving corporation (excluding any shareholders who possessed a beneficial ownership interest in the surviving corporation prior to the completion of such transaction); (iii) a reverse merger

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involving the Company or the Parent in which the Company or the Parent, as the case may be, is the surviving corporation but the shares of common stock of the Company or the Parent (the "Common Stock") outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, and the shareholders of the Parent immediately prior to the completion of such transaction hold, directly or indirectly, less than fifty percent (50%) of the beneficial ownership (within the meaning of Rule l3d-3 promulgated under the Exchange Act, or comparable successor rules) of the surviving entity or, if more than one entity survives the transaction, the controlling entity; (iv) an acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Exchange Act or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or an affiliate of the Company) of the beneficial ownership (within the meaning of Rule l3d-3 promulgated under the Exchange Act, or comparable successor rules) of securities of the Company or of the Parent representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors; or, (v) in the event that the individuals who, as of the Effective Date, are members of the Parent Board (the "Incumbent Board), cease for any reason to constitute at least fifty percent (50%) of the Parent Board. (If the election, or nomination for election by the Parent's shareholders, of any new member of the Parent Board is approved by a vote of at least fifty percent (50%) of the Incumbent Board, such new member of the Parent Board shall be considered as a member of the Incumbent Board.) Notwithstanding the foregoing, for the purposes of this Plan and with respect to any and all clauses of this Section of the Plan, an initial public offering of the securities of the Company (an "IPO") or any transactions or events constituting part of an IP0 shall not be deemed to constitute or in any way effect a Change of Control.

SECTION 4.  Timing Of Option Acceleration.

     In the event of a Change of Control transaction that is approved by the Parent Board prior to its consummation, the Parent shall, at least fifteen (15) days prior to such Change of Control (or, if later, immediately following approval of such transaction by the Parent Board), notify in writing all employees of the Company and its Affiliates holding options covered by this Plan of such Change of Control and of the acceleration of the vesting of the shares covered by the options held by such employees. Such notice shall give such employees the right to exercise their options immediately prior to the Change of Control. Such acceleration of vesting and right to exercise shall be conditioned upon the consummation of the transaction constituting the Change of Control. In the event any surviving or acquiring corporation assumes any options covered by the provisions of this Plan or substitutes similar options for the options covered by the provisions of this Plan, then, to the extent not exercised prior to the Change of Control, such options that are assumed or substituted by the surviving or acquiring corporation shall be fully vested as of the time of the Change of Control and at all times thereafter.

SECTION 5. Right To Interpret Plan; Amend And Terminate; Other Arrangements; Binding Nature Of Plan.

            (a) Exclusive Discretion. The Parent shall have the exclusive discretion and authority to establish rules, forms, and procedures for the administration of the Plan, and to construe and interpret the Plan and to decide any and all

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                  questions of fact, interpretation, definition, computation or administration arising in connection with the operation of the Plan.

            (b)   Term Of Plan; Amendment Or Termination; Binding Nature Of
                  Plan.


                  (i) This Plan shall be effective until amended, suspended or terminated by the Company.

                  (ii) The Company reserves the right to amend, suspend or discontinue this Plan or the benefits provided hereunder at any time; provided, however, that no such amendment, suspension or termination shall reduce the benefits received by any Eligible Employees covered under the Plan until one (1) year from the date that notice in writing is given to such Eligible Employees of such amendment, suspension or termination.

                  (iii) Any action amending or terminating the Plan shall be in writing and executed by the Chief Executive Officer of the Parent or the Chairman of the Parent Board.

            (C) Binding Effect On Successor. This Plan shall be binding upon any successor or assignee, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all the business or assets of the Company or the Parent, or upon any successor to the Company or the Parent as the result of a Change of Control, and any such successor or assignee shall be required to perform the Company's or the Parent's obligations under the Plan, in the same manner and to the same extent that the Company or the Parent would be required to perform if no such succession or assignment or Change of Control had taken place. In such event, the term "Company" or "Parent," as used in the Plan, shall include the Company or Parent and any successor or assignee as described above which by reason hereof becomes bound by the terms and provisions of this Plan.

SECTION 6.  No Implied Employment Contract.

     The Plan shall not be deemed (i) to give any employee or other person any right to be retained in the employ of the Company or its successors or (ii) to interfere with the right of the Company or its successor to discharge any employee or other person at any time and for any reason, which right is hereby reserved.

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